Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made on this 26th day of June, 2007, by and between Biovest International, Inc. (“Biovest”), a Delaware corporation with a place of business at 324 S. Hyde Park Ave., Suite 350, Tampa FL 33606, and Alan Pearce, (“Guarantor”) is as follows:

In consideration of Guarantor performing certain services for Biovest, to wit, acting as a Guarantor in connection with a loan transaction from Southwest Bank Creve Coeur Financial Center (the “Southwest Loan”) to Biovest in an aggregate amount of $200,000 Biovest hereby indemnifies Guarantor and agrees and undertakes to hold Guarantor harmless from and against any and all claims, losses, actions, causes of actions, and liabilities of any kind, including without limitation attorneys’ fees and costs associated with enforcement of the Guarantee, to the fullest extent permitted by law arising in connection with the guarantee of repayment of the Southwest Loan, including, but not limited to, any amounts, funds, assets, or collateral advanced or paid by Guarantor in connection with the guarantee of the Southwest Loan.

Biovest International, Inc.

By	/s/ James A. McNulty
James A. McNulty, CFO & Secretary

324 S. Hyde Park Avenue

Suite 350

Tampa, FL 33606

PH: (813) 864-2554 FAX: (813) 258-6912